Exhibit 10.2

FIRST AMENDMENT TO RUSH ENTERPRISES, INC. EXECUTIVE TRANSITION PLAN
(AS AMENDED AND RESTATED EFFECTIVE AS OF FEBRUARY 20, 2018)

This First Amendment (the “Amendment”) to the Rush Enterprises, Inc. (the “Company”) Executive Transition Plan (as Amended and Restated Effective as of February 20, 2018) (the “ETP”) is made as of February 16, 2021 (the “Amendment Effective Date”), by the Board of Directors (the “Board”) of the Company.

RECITALS

WHEREAS, on February 20, 2018, the Company’s Board of Directors approved the ETP;

WHEREAS, the Board desires to amend the ETP to include a reference to the Company’s adoption of a clawback policy;

NOW, THEREFORE, the ETP hereby amended, effective as of the Amendment Effective Date, as follows:

AMENDMENT

1.         Amendment to Section 13. Section 13 of the ETP is amended by replacing it with the following:

Clawback. Notwithstanding any other provisions in this Plan, any payments or benefits hereunder which relate to awards granted under any of the Company’s equity incentive plans (including, without limitation, the Rush Enterprises, Inc. Amended and Restated 2007 Long-Term Incentive Plan) will be subject to recoupment in accordance with the Company’s clawback policy, as the same may be amended from time to time. Without limiting the foregoing, any payments or benefits hereunder that are subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement. By your signature below, you hereby acknowledge and agree that you have received a copy of, read, and understand the Company’s Clawback Policy dated February 16, 2021.

2.         Effect of the Amendment. Except as amended by the Amendment, ETP shall remain in full force and effect.

3.         Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the ETP.